UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report - January 13, 2003



                        PEOPLES FINANCIAL SERVICES CORP.
             (Exact name of registrant as specified in its charter)


Pennsylvania                   000-23863                  23-2391852
------------                   ---------                  ----------
(State or other              Commission File           (I.R.S. Employer
jurisdiction of                    Number               Identification
Incorporation)                                              Number)


                       50 Main Street, Hallstead, PA 18822
               (Address of Principal Executive Officer) (Zip Code)

                  Registrant's telephone number,
                  including area code (570) 879-2175

                                       N/A
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.

             Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

             Not Applicable.

Item 3.  Bankruptcy or Receivership.

             Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

             Not Applicable.

Item 5.  Other Events.

Item 6.  Resignations of Registrant's Directors.

             Not Applicable.

Item 7.  Financial Statements and Exhibits.

             (a)      Not Applicable.
             (b)      Not Applicable.
             (c)      Exhibit:
                      99 Press Release of Peoples Financial Services Corp. dated January 13, 2003.

Item 8.  Change in Fiscal Year.

             Not Applicable.

Item 9.  Regulation FD Disclosure.

             Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        PEOPLES FINANCIAL SERVICES, CORP.
                                  (Registrant)




                            /s/ Debra E. Dissinger
Dated January 13, 2003      By Debra E. Dissinger
                            Executive Vice President

                                  EXHIBIT INDEX

                                                                 Page Number
                                                                 in Manually
Exhibit                                                          Signed Original

99                Press Release of Peoples Financial Services            3
                  Corp. dated January 13, 2003.

                                   EXHIBIT 99

                                  PRESS RELEASE


         Peoples Financial Services Corp. Announces Record 2002 Earnings
                            Increases Dividend Again

The Board of Directors of PFSC increased the regular quarterly dividend on common stock to $0.24 per share at the January 3, 2003 meeting. The dividend will be paid on February 14, 2003 to shareholders of record on January 31, 2003. This marks the third time in the last four quarters that dividends have been increased.

Record net income recorded at $5,015,000 compared to $4,836,000 in 2001 led to the increase in dividends. The policy of the Company is to share earnings with the holders of common stock.

Other financial highlights for 2002 include the following:

                                                                    2002                  2001          % Difference
Return on Average Assets ..........................                 1.52%                 1.62%              (6.17)%
Return on Average Equity ..........................                14.09%                15.15%              (7.00)%
Net Income Per Share ..............................      $          2.39       $          2.28                4.82%
Dividends Per Share ...............................      $          0.88       $          0.72               22.22%
Market Value Per Share ............................      $         30.00       $         26.00               15.38%
Total Assets ......................................      $   346,842,000       $   315,347,000                9.99%
Net Loans .........................................      $   219,258,000       $   191,913,000               14.25%
Total Deposits ....................................      $   259,187,000       $   238,891,000                8.50%

Peoples Financial Services Corp. is the parent company of Peoples National Bank headquartered in Hallstead PA. Community offices are located in the Hallstead Shopping Plaza, Hop Bottom, Susquehanna, and Montrose in Susquehanna County; Nicholson, Tunkhannock, and Meshoppen in Wyoming County and in the Price Chopper Super Market, Norwich, Chenango County, NY.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand for prices for the Company's financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments, and other risks and uncertainties including those detailed in the Company's filings with the Securities and Exchange Commission.